UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2014

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM             5.07                        Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 9, 2014.  At the meeting, the holders of 122,672,527 common shares, which represents approximately 91.5 percent of the outstanding shares entitled to vote as of the record date of March 12, 2014, were represented in person or by proxy.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the three Class I directors to hold office until the 2017 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON- VOTES
Kewsong Lee	104,273,908	4,352	11,263,945	7,130,322
Brian S. Posner	115,269,543	0	272,662	7,130,322
John D. Vollaro	115,163,676	4,352	374,177	7,130,322

Item 2.  The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	AGAINST	WITHHOLD	BROKER NON- VOTES
Anthony Asquith	115,430,667	0	111,538	7,130,322
Edgardo Balois	115,431,651	0	110,554	7,130,322
Dennis R. Brand	115,436,204	0	106,001	7,130,322
Paul Cole	115,430,149	0	112,056	7,130,322
Michael Constantinides	115,443,308	0	98,897	7,130,322
Graham B.R. Collis	111,454,741	0	4,087,464	7,130,322
William J. Cooney	115,431,708	0	110,497	7,130,322
Nick Denniston	115,430,215	0	111,990	7,130,322
Michael Feetham	115,431,763	0	110,442	7,130,322
Stephen Fogarty	115,430,315	0	111,890	7,130,322
Elizabeth Fullerton-Rome	115,430,566	0	111,639	7,130,322
Marc Grandisson	115,445,617	0	96,588	7,130,322
Michael A. Greene	115,440,048	0	102,157	7,130,322

Jerome Halgan	115,431,849	0	110,356	7,130,322
Pet Hartman	115,441,314	0	100,891	7,130,322
David W. Hipkin	115,428,189	0	114,016	7,130,322
W. Preston Hutchings	115,445,617	0	96,588	7,130,322
Constantine Iordanou	115,445,911	0	96,294	7,130,322
Pierre Jal	115,431,792	0	110,413	7,130,322
Wolbert H. Kamphuijs	115,431,601	0	110,604	7,130,322
Michael H. Kier	115,431,861	0	110,344	7,130,322
Lin Li-Williams	115,432,012	0	110,193	7,130,322
Mark D. Lyons	111,466,535	0	4,075,670	7,130,322
Adam Matteson	115,431,949	0	110,256	7,130,322
Robert McDowell	115,429,470	0	112,735	7,130,322
David H. McElroy	115,441,122	0	101,083	7,130,322
Rommel Mercado	115,430,149	0	112,056	7,130,322
David J. Mulholland	115,432,076	0	110,129	7,130,322
Michael R. Murphy	115,440,328	0	101,877	7,130,322
Martin J. Nilsen	115,431,430	0	110,775	7,130,322
Mark Nolan	115,431,026	0	111,179	7,130,322
Marita Oliver	115,443,723	0	98,482	7,130,322
Nicolas Papadopoulo	115,444,970	0	97,235	7,130,322
Elisabeth Quinn	115,432,263	0	109,942	7,130,322
Maamoun Rajeh	115,431,530	0	110,675	7,130,322
Andrew Rippert	115,431,699	0	110,506	7,130,322
Carla Santamaria-Seña	115,432,847	0	109,358	7,130,322
Arthur Scace	115,431,697	0	110,508	7,130,322
Scott Schenker	115,418,331	0	123,874	7,130,322
Søren Scheuer	115,429,744	0	112,461	7,130,322
Budhi Singh	115,445,266	0	96,939	7,130,322
William A. Soares	115,430,149	0	112,056	7,130,322
Helmut Sohler	115,431,206	0	110,999	7,130,322

Ryan Taylor	115,431,849	0	110,356	7,130,322
Ross Totten	115,431,751	0	110,454	7,130,322
Iwan Van Munster	115,431,912	0	110,293	7,130,322
Angus Watson	115,432,076	0	110,129	7,130,322
James R. Weatherstone	115,445,874	0	96,331	7,130,322
Gerald Wolfe	115,430,181	0	112,024	7,130,322

Item 3.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2014.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
122,281,936	306,999	83,592	0

Item 4.  The vote on a proposal on advisory vote on executive compensation (say-on-pay).  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
102,267,190	13,165,748	109,267	7,130,322

ITEM             8.01                        Other Events.

Preferred Share Dividends.  On May 9, 2014, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2014 to holders of record of the Series C Shares, as of June 15, 2014, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	6/30/14	3/31/14-6/29/14	$5,484,375	$0.421875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 12, 2014	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups